Exhibit 99.1

Sirona Reports Fiscal 2011 First Quarter Results

•	First quarter revenues were $235.6 million, up 9.7% compared to prior year, and up 15.8% constant currency.

•	First quarter 2011 operating income of $56.0 million plus amortization of $13.5 million totaled $69.5 million, up 16.5%.

•	Sirona increases FY11 guidance.

Long Island City, New York, February 4, 2011 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended December 31, 2010.

First Quarter Fiscal 2011 vs. First Quarter Fiscal 2010 Financial Results

Revenue was $235.6 million, an increase of $20.8 million or up 9.7% (up 15.8% on a constant currency basis), with growth rates for the Company’s business segments as follows: Treatment Centers increased 13.5% (up 23.0% on a constant currency basis); CAD CAM increased 12.9% (up 18.5% constant currency); Imaging Systems increased 7.4% (up 11.2% constant currency); and Instruments increased 0.1% (up 8.4% constant currency). Revenue in the United States increased 0.9%, while revenues outside the United States increased 13.8% (up 23.3% constant currency), with strong growth in Germany, other European markets and solid performance in Asia Pacific.

Gross profit was $130.4 million, up $18.0 million. Gross profit margin was 55.3% in the first quarter of Fiscal 2011, compared to 52.3% in the prior year. The gross profit margin expansion was driven by strong revenue growth and lower levels of amortization expense.

First quarter 2011 operating income excluding amortization expense was $69.5 million (operating income of $56.0 million plus amortization expense of $13.5 million), compared to $59.6 million (operating income of $43.5 million plus amortization expense of $16.2 million) in the first quarter of 2010.

Net income attributable to Sirona shareholders for the first quarter of 2011 was $42.4 million, or $0.75 per diluted share, versus $31.2 million, or $0.55 per diluted share in the prior year period. Non-GAAP earnings per diluted share for the first quarter of 2011 was $0.96, up 18.5% as compared to $0.81 in the first quarter of 2010.

At December 31, 2010, the Company had cash and cash equivalents of $265.3 million and total debt of $367.8 million, resulting in net debt of $102.5 million. This compares to net debt of $119.0 million at September 30, 2010.

Jost Fischer, Chairman and CEO of Sirona commented: “We are delighted with our strong performance in the first quarter of fiscal 2011. We saw strength across all of our lines of business, with record revenues and gross profits in each of our four segments. The Company benefited from robust sales in international markets with strong performance in Germany, other European markets and solid growth in Asia Pacific. Our strategy to develop best-in-class technology and provide practitioners innovative solutions to improve their workflow and increase their profitability is enabling Sirona to win share in the marketplace. We are pleased that our positive first quarter momentum has continued into the second quarter. As a result of our encouraging business trends, we are increasing our guidance for fiscal 2011.”

Fiscal 2011 Guidance

Management now anticipates constant currency revenue growth in the range of 9% to 12% (previously 7% to 9%), and operating income (excluding amortization estimated at $54 million for fiscal 2011) to be in the range of $208 to $216 million (compared to previous guidance of $200 to $208 million).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 AM Eastern Time on February 4, 2011. The teleconference can be accessed by calling +1 866 700 6979 (domestic) or +1 617 213 8836 (international) using passcode # 24035336. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through February 11, 2011 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 72748806. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months ended December 31,
	2010	2009
	$’000s (except per share amounts)

Revenue	$235,646	$214,823
Cost of sales	105,232	102,453

Gross profit	130,414	112,370

Selling, general and administrative expense	63,323	59,852
Research and development	13,510	11,465
Provision for doubtful accounts and notes receivable	68	64
Net other operating income	(2,500)	(2,500)

Operating income	56,013	43,489

(Gain) on foreign currency transactions, net	(761)	(633)
Loss/(Gain) on derivative instruments	1,635	(1,023)
Interest expense, net	950	5,202
Other (income)/expense	(866)	380

Income before taxes	55,055	39,563
Income tax provision	12,112	7,913

Net income	42,943	31,650
Less: Net income attributable to noncontrolling interests	551	475

Net income attributable to Sirona Dental Systems, Inc.	$42,392	$31,175

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.77	$0.57
- Diluted	$0.75	$0.55
Weighted average shares - basic	55,337,040	54,968,399
Weighted average shares - diluted	56,852,620	56,356,288

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2010	September 30, 2010
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$265,347	$251,767
Restricted cash	676	703
Accounts receivable, net of allowance for doubtful accounts of $1,478 and $1,681, respectively	107,743	82,952
Inventories, net	73,554	74,027
Deferred tax assets	23,451	20,570
Prepaid expenses and other current assets	16,415	24,139
Income tax receivable	1,678	3,533

Total current assets	488,864	457,691

Property, plant and equipment, net of accumulated depreciation and amortization of $95,342 and $90,713, respectively	104,138	102,686
Goodwill	645,847	656,465
Investments	2,277	2,317
Intangible assets, net of accumulated amortization of $369,655 and $371,303, respectively	343,971	362,722
Other non-current assets	2,750	2,229
Deferred tax assets	4,693	8,827

Total assets	$1,592,540	$1,592,937

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$40,522	$42,737
Short-term debt and current portion of long-term debt	367,819	2,935
Income taxes payable	9,262	7,748
Deferred tax liabilities	936	1,456
Accrued liabilities and deferred income	85,808	105,209

Total current liabilities	504,347	160,085

Long-term debt	—	367,801
Deferred tax liabilities	129,804	138,190
Other non-current liabilities	6,251	6,556
Pension related provisions	51,935	52,672
Deferred income	57,500	60,000

Total liabilities	749,837	785,304

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized; 55,466,082 shares issued and 55,438,359 shares outstanding at Dec. 31, 2010, and 55,333,304 shares issued and 55,305,581 shares outstanding at Sept. 30, 2010)	555	553
Additional paid-in capital	656,709	652,698
Treasury stock (27,723 shares at cost)	(284)	(284)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	224,238	181,846
Accumulated other comprehensive income	7,770	19,701

Total Sirona Dental Systems, Inc. shareholders’ equity	839,885	805,411

Noncontrolling interests	2,818	2,222

Total shareholders’ equity	842,703	807,633

Total liabilities and shareholders’ equity	$1,592,540	$1,592,937

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended December 31,
	2010	2009
	$’000s

Cash flows from operating activities
Net income	$42,943	$31,650

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	19,207	21,779
Loss on disposal of property, plant and equipment	—	3
Loss/(gain) on derivative instruments	1,635	(1,023)
Gain on foreign currency transactions	(761)	(633)
Deferred income taxes	(5,550)	(6,347)
Amortization of debt issuance cost	303	295
Share-based compensation expense	1,911	3,939

Changes in assets and liabilities
Accounts receivable	(26,679)	(21,129)
Inventories	(531)	1,627
Prepaid expenses and other current assets	7,448	8,987
Restricted cash	14	—
Other non-current assets	(653)	235
Trade accounts payable	(1,734)	3,412
Accrued interest on long-term debt	—	1,393
Accrued liabilities and deferred income	(17,696)	(6,569)
Other non-current liabilities	98	(2,900)
Income taxes receivable	1,845	(113)
Income taxes payable	1,519	5,969

Net cash provided by operating activities	23,319	40,575

Cash flows from investing activities
Investment in property, plant and equipment	(8,961)	(4,233)
Proceeds from sale of property, plant and equipment	341	45
Purchase of intangible assets	—	(6)
Purchase of long-term investments	—	(166)

Net cash used in investing activities	(8,620)	(4,360)

Cash flows from financing activities
Common shares issued under share based compensation plans	1,515	1,056
Tax effect of common shares exercised under share based compensation plans	725	624

Net cash provided by financing activities	2,240	1,680

Change in cash and cash equivalents	16,939	37,895
Effect of exchange rate change on cash and cash equivalents	(3,359)	(3,113)
Cash and cash equivalents at beginning of period	251,767	181,098

Cash and cash equivalents at end of period	$265,347	$215,880

Supplemental information
Interest paid	$1,089	$4,783
Interest capitalized	114	121
Income taxes paid	13,556	7,633

Non-GAAP Financial Measures (unaudited)

	Three months ended December 31, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
		$’000s

Net income attributable to Sirona shareholders			$42,392	$0.75
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13,146	$2,892	$10,254
Unrealized, non-cash loss on revaluation of the carrying value of the $-denominated exclusivity fee	1,408	310	1,098
Unrealized, non-cash loss on revaluation of the carrying value of short-term intra-group loans	1,346	296	1,050

Non-GAAP adjusted net income			$54,794	$0.96

	Three months ended December 31, 2009
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
		$’000s

Net income attributable to Sirona shareholders			$31,175	$0.55
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$15,808	$3,162	$12,646
Unrealized, non-cash loss on revaluation of the carrying value of the $-denominated exclusivity fee	1,352	270	1,082
Unrealized, non-cash loss on revaluation of the carrying value of short-term intra-group loans	1,267	253	1,014

Non-GAAP adjusted net income			$45,917	$0.81

*	tax impact calculated using estimated effective tax rate of 22% for first quarter FY11 and 20% for first quarter FY10

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee, unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans and any related tax effects.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain non-cash charges related to currency revaluation that do not reflect our period-to-period operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period.

The average exchange rate for the three months ended December 31, 2010, was $1.36034 and varied from $1.38969 to $1.32171. For the three months ended December 31, 2009, an average quarterly exchange rate converting Euro denominated revenues into U.S. Dollars of $1.47705 was applied.